Service Corporation International Announces Fourth Quarter 2015 Financial Results And Finalizes Outlook For 2016

- Conference call on Thursday, February 11, 2016, at 8:00 a.m. Central Time.

HOUSTON, Feb. 10, 2016 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter 2015. Our consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue	$769.4	$783.4	$2,986.4	$2,994.0
Operating income	$157.0	$220.3	$550.3	$607.5
Net income attributable to common stockholders	$72.4	$87.8	$233.8	$172.5
Diluted earnings per share	$0.36	$0.42	$1.14	$0.81
Earnings from continuing operations excluding special items(1)	$73.5	$77.2	$242.2	$237.0
Diluted earnings per share from continuing operations excluding special items(1)	$0.37	$0.37	$1.18	$1.11
Diluted weighted average shares outstanding	200.0	210.5	204.5	214.2
Net cash provided by operating activities	$75.6	$61.2	$472.2	$317.4
Net cash provided by operating activities excluding special items(1)	$89.3	$123.3	$513.9	$508.6

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items was $0.37 in both the fourth quarter of 2015 and the fourth quarter of 2014. Higher preneed cemetery sales production, lower corporate administrative expenses, a lower share count, and a lower tax rate helped to offset impacts of lower funeral services performed, the devaluation of the Canadian dollar, and lower trust fund income. Diluted earnings per share excluding special items grew $0.04, or 12.0%, compared to the prior year quarter excluding $15.0 million of recognized perpetual care trust fund income, related to the 2014 change in trust structure, that was not expected to recur in 2015.
  Net cash provided by operating activities excluding special items decreased $34.0 million to $89.3 million in the fourth quarter of 2015 compared to $123.3 million in the prior year quarter, primarily due to an expected increase in cash taxes paid of $22.0 million and an increase in payroll funding due to the timing of the New Year's holiday.
  During the fourth quarter, we continued to return capital to our shareholders through a combination of share repurchases and dividends bringing our 2015 annual total to $432.8 million.

Tom Ryan, the Company's Chairman and Chief Executive Officer, commented on the fourth quarter of 2015:
"Given the headwinds of lower funeral services performed, negative currency impacts, and the volatility of the financial markets, we are pleased to report earnings and cash flow results that were within our guidance range. Strong cemetery sales production and the impact of our share buybacks during the year were key to accomplishing our financial results. For the year, we reported solid normalized earnings per share as well as better than expected normalized operating cash flows, which allowed us to return an impressive $433 million to shareholders through dividends and share repurchases. Our results could not have been achieved without the hard work and dedication of our entire team, and I thank all 24,000 of them for their efforts and continued focus on delivering extraordinary service to our client families. We will continue to enhance our operating platform as we drive customer value, grow differentially through preneed sales, leverage our scale, and deploy our capital wisely to deliver value to our shareholders."

OUTLOOK FOR 2016
Our outlook for potential earnings and cash flow in fiscal 2016 is detailed below.

(In millions, except per share amounts)	2016 Outlook
Diluted earnings per share from continuing operations excluding special items(1)	$1.20 to $1.36
Net cash provided by operating activities excluding special items(1)	$450 to $500
Capital improvements at existing facilities and cemetery development expenditures	Approximately $150

(1)

Diluted earnings per share from continuing operations excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2016 excludes the following because this information is not currently available for 2016: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS settlement payments, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures and potential tax reserve adjustments, could materially impact our forward-looking diluted EPS and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

REVIEW OF FINANCIAL RESULTS FOR FOURTH QUARTER AND TWELVE MONTHS OF 2015
Consolidated Segment Results
See definitions of revenue line items in the comparable sections that follow later in this earnings release.

(In millions, except funeral services performed and average revenue per service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Funeral
Atneed revenue	$263.6	$277.6	$1,083.9	$1,110.3
Funeral home matured preneed revenue	128.1	135.1	532.3	566.6
Core revenue	391.7	412.7	1,616.2	1,676.9
Non-funeral home matured preneed revenue	5.9	5.7	23.9	21.9
Recognized preneed revenue	23.9	20.6	98.1	85.6
Other revenue	38.9	34.0	150.6	136.1
Total revenue	$460.4	$473.0	$1,888.8	$1,920.5

Gross profit	$90.2	$99.9	$387.5	$409.7
Gross margin percentage	19.6%	21.1%	20.5%	21.3%

Funeral services performed	77,760	80,425	316,913	325,641
Average revenue per service	$5,114	$5,202	$5,175	$5,217

Cemetery
Atneed revenue	$75.1	$79.3	$300.7	$307.8
Recognized preneed revenue	199.3	179.1	660.9	611.4
Core revenue	274.4	258.4	961.6	919.2
Other cemetery revenue	34.6	52.1	136.0	154.3
Total revenue	$309.0	$310.5	$1,097.6	$1,073.5

Gross profit	$97.3	$105.5	$284.4	$266.0
Gross margin percentage	31.5%	34.0%	25.9%	24.8%

Comparable Funeral Results
The table below details comparable funeral results of operations ("same store") for the three months ended December 31, 2015 and 2014. We consider comparable operations to be those businesses owned for the entire period beginning January 1, 2014 and ending December 31, 2015.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended December 31,
	2015	2014	$	%
Comparable revenue:
Atneed revenue(1)	$260.9	$274.0	$(13.1)	(4.8)%
Funeral home matured preneed revenue(2)	127.6	133.5	(5.9)	(4.4)%
Core revenue(3)	388.5	407.5	(19.0)	(4.7)%
Non-funeral home matured preneed revenue(4)	5.9	5.7	0.2	3.5%
Recognized preneed revenue(5)	23.4	20.2	3.2	15.8%
Other revenue(6)	38.6	34.1	4.5	13.2%
Total comparable funeral revenue	$456.4	$467.5	$(11.1)	(2.4)%

Comparable gross profit	$91.3	$100.1	$(8.8)	(8.8)%
Comparable gross margin percentage	20.0%	21.4%

Comparable services performed:
Atneed services performed	47,265	49,570	(2,305)	(4.6)%
Funeral home matured preneed services performed	22,776	23,520	(744)	(3.2)%
Total core services performed	70,041	73,090	(3,049)	(4.2)%
Non-funeral home matured preneed	6,819	6,369	450	7.1%
Total comparable services performed	76,860	79,459	(2,599)	(3.3)%

Comparable sales average revenue per service:
Atneed	$5,520	$5,527	$(7)	(0.1)%
Funeral home matured preneed	5,601	5,678	(77)	(1.4)%
Total core	5,547	5,575	(28)	(0.5)%
Non-funeral home matured preneed	862	900	(38)	(4.2)%
Total comparable average revenue per service	$5,131	$5,201	$(70)	(1.3)%

Total comparable sales average revenue per service, excluding the impact of foreign currency fluctuations	$5,261	$5,253	$8	0.2%

Comparable preneed sales production:
Total preneed sales	$194.4	$195.4	$(1.0)	(0.5)%
Total preneed contracts sold	41,454	41,569	(115)	(0.3)%
Average revenue per contract sold	$4,690	$4,700	$(10)	(0.2)%
Average revenue per contract sold, excluding the impact of foreign currency fluctuations	$4,773	$4,751	$22	0.5%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred

(2)	Funeral home matured preneed revenue represents merchandise and services sold on a preneed contract through one of our funeral homes and delivered or performed once death has occurred

(3)	Core revenue represents the sum of merchandise and services sold on an atneed contract or sold by one of our funeral homes on a preneed contract and delivered or performed once death has occurred

(4)	Non-funeral home matured preneed revenue represents services sold on a preneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred

(5)	Recognized preneed revenue represents merchandise and travel protection sold on a preneed contract and delivered before death has occurred

(6)

Other revenue primarily comprises General Agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements

  Comparable funeral revenue decreased $11.1 million in the fourth quarter of 2015 compared to 2014. A decline in core revenue of $19.0 million was partially offset by growth in recognized preneed revenue and General Agency revenue. The core revenue decrease consisted of a 4.2% decline in core funeral services performed, primarily as a result of a mild flu season.
  Core average revenue per service decreased 0.5% as a 1.2% increase in organic growth was more than offset by $5.3 million of unfavorable Canadian currency impact as well as lower trust fund income and an increase in cremation mix. Our comparable cremation rate increased to 52.3% in the fourth quarter of 2015 from 51.5% in the same period of 2014.
  Comparable funeral gross profit decreased $8.8 million, or 8.8%, compared to the prior year quarter. The decline in revenue was somewhat offset by lower expenses that were favorably impacted by the devaluation of the Canadian currency.
  Comparable preneed funeral sales production decreased $1.0 million, or 0.5%, in the fourth quarter of 2015 compared to 2014.

Comparable Cemetery Results
The table below details comparable cemetery results of operations ("same store") for the three months ended December 31, 2015 and 2014. We consider comparable operations to be those businesses owned for the entire period beginning January 1, 2014 and ending December 31, 2015.

(Dollars in millions)	Three Months Ended December 31,
	2015	2014	$	%
Comparable revenue:
Atneed revenue(1)	$73.7	$78.3	$(4.6)	(5.9)%
Recognized preneed revenue(2)	198.1	178.3	19.8	11.1%
Core revenue(3)	271.8	256.6	15.2	5.9%
Other revenue(4)	34.2	51.4	(17.2)	(33.5)%
Total comparable revenue	$306.0	$308.0	$(2.0)	(0.6)%

Comparable gross profit	$96.5	$105.1	$(8.6)	(8.2)%
Comparable gross margin percentage	31.5%	34.1%

Comparable preneed and atneed sales production:
Property	$165.5	$160.3	$5.2	3.2%
Merchandise and services	133.9	123.8	10.1	8.2%
Discounts	(35.8)	(30.3)	(5.5)	(18.2)%
Preneed and atneed sales production	$263.6	$253.8	$9.8	3.9%
Recognition rate(5)	103.1%	101.1%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)	Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract that have been delivered or performed.
(3)	Core revenue represents the sum of property, merchandise, and services that have been delivered or performed.
(4)

Other revenue is primarily related to merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue recognition stated as a percentage of current period sales production.

  Comparable core cemetery revenue grew $15.2 million, or 5.9%, in the fourth quarter of 2015 compared to 2014. Higher preneed sales production and revenue associated with the completion of construction projects, helped to offset the negative impact of Canadian currency. Excluding an unfavorable Canadian currency impact revenue, grew $16.0 million or 6.2%.
  Other revenue declined $17.2 million primarily as a result of the $15.0 million perpetual care trust fund income benefit received in the fourth quarter of 2014 due to the change in our trust structure.
  Preneed cemetery sales production increased $12.1 million, or 6.8%, in the current quarter compared to the same period last year. This increase was driven by an increase in the number of preneed property contracts sold, which was partially offset by an unfavorable Canadian currency impact.
  Comparable cemetery gross profit decreased $8.6 million. Excluding the $15.0 million benefit from perpetual care trust fund income in the fourth quarter of 2014, comparable cemetery gross profit grew $6.4 million and comparable cemetery margins increased from 30.8% to 31.5%. This growth resulted from the increase in core revenue partially offset by a corresponding increase in cost of sales and a slight normalized decline in trust fund income.

Other Financial Results
General and administrative expenses decreased $9.4 million to $33.5 million in the fourth quarter of 2015 compared to the same period of 2014. The prior year included $4.3 million of costs related to the integration of Stewart and $1.3 million of system integration and other costs. The current quarter included $2.7 million of system integration costs. Excluding these one-time costs, general and administrative expenses decreased $6.5 million over the prior year, which is primarily due to decreases in liabilities associated with our incentive compensation plans.

Cash Flow and Capital Spending
Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as normalized operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities, as reported	$75.6	$61.2	$472.2	$317.4
Premiums paid on early extinguishment	—	—	6.5	24.8
Acquisition, integration, and system transition costs	2.4	7.0	6.6	62.2
Legal defense fees and other matters	—	—	—	10.3
Excess tax benefits from share-based awards	0.8	9.4	18.1	30.1
Income tax payments associated with divestitures	—	45.7	—	63.8
Payments related to tax structure changes	10.5	—	10.5	—
Net cash provided by operating activities excluding special items	$89.3	$123.3	$513.9	$508.6

  Net cash provided by operating activities excluding special items decreased $34.0 million to $89.3 million in the fourth quarter due primarily to a $22.0 million increase in cash taxes and an $12.0 million increase in payroll funding primarily due to the timing of the New Year's Holiday. Accelerated non-earnings merchandise and service trust withdrawals of approximately $15.0 million in the fourth quarter of 2015 helped to offset the $15.0 million perpetual care capital gain withdrawals received in the fourth quarter of 2014 that were related to the change in trust structure.
  A summary of our capital expenditures is set forth below:
Capital Expenditures (In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Capital improvements at existing locations	$20.8	$24.2	$83.4	$74.8
Development of cemetery property	21.9	23.4	58.3	57.7
Construction of new funeral home facilities and other	3.6	1.7	9.3	12.0
Total capital expenditures	$46.3	$49.3	$151.0	$144.5

TRUST FUND RETURNS
Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and twelve months ended December 31, 2015 is set forth below:

	Three Months	Twelve Months
Preneed funeral	2.6%	(1.5)%
Preneed cemetery	3.0%	(1.0)%
Cemetery perpetual care	1.0%	(0.3)%
Combined trust funds	2.2%	(0.9)%

NON-GAAP FINANCIAL MEASURES
Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items (or sometimes referred to as normalized earnings per share) shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended December 31,
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$72.4	$0.36	$87.8	$0.42
After-tax reconciling items:
Impact of gains from divestitures and impairment charges, net	(1.9)	(0.01)	(16.9)	(0.08)
Acquisition, integration, and system transition costs	1.7	0.01	3.4	0.02
Tax reserve adjustments and other	1.3	0.01	2.9	0.01
Earnings from continuing operations and diluted earnings per share excluding special items	$73.5	$0.37	$77.2	$0.37

Diluted weighted average shares outstanding (in thousands)		199,977		210,467

(In millions, except diluted EPS)	Twelve Months Ended December 31,
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$233.8	$1.14	$172.5	$0.81
After-tax reconciling items:
Impact of (gains) losses on divestitures and impairment charges, net	(3.1)	(0.01)	3.2	0.01
Acquisition, integration, and system transition costs	4.2	0.02	32.9	0.17
Losses on early extinguishment of debt, net	4.3	0.02	18.0	0.08
Legal defense fees and other matters	—	—	7.3	0.03
Tax reserve adjustments and other	3.0	0.01	3.1	0.01
Earnings from continuing operations and diluted earnings per share excluding special items	$242.2	$1.18	$237.0	$1.11

Diluted weighted average shares outstanding (in thousands)		204,450		214,200

Conference Call and Webcast
We will host a conference call on Thursday, February 11, 2016, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 619-6396 with the passcode of 41644033. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through February 24, 2016 and can be accessed at (630) 652-3042 with the passcode of 41644033#. Additionally, a replay of the conference call will be available on our website for approximately two weeks.

Cautionary Statement on Forward-Looking Statements
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry is competitive.
  Increasing death benefits related to preneed contracts funded through life insurance contracts may not cover future increases in the cost of providing a price-guaranteed service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenue.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenue may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenue and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice legal claims could have a material adverse impact on our financial results.
  We use a combination of insurance, self-insurance and large deductibles in managing our exposure to certain inherent risks, as such, we could be exposed to unexpected costs that could negatively affect our financial performance.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2015 Annual Report on Form 10-K, which will be filed in the next several days. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2015, we owned and operated 1,535 funeral homes and 469 cemeteries (of which 262 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:

Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Marianne Gooch - Managing Director / Corporate Communications	(713) 525-5235

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue	$769,383	$783,444	$2,986,380	$2,994,011
Costs and expenses	(581,942)	(578,142)	(2,314,435)	(2,318,326)
Gross profit	187,441	205,302	671,945	675,685
General and administrative expenses	(33,525)	(42,882)	(128,188)	(184,749)
Gains on divestitures and impairment charges, net	3,119	57,861	6,522	116,613
Operating income	157,035	220,281	550,279	607,549
Interest expense	(43,055)	(42,892)	(172,897)	(177,571)
Losses on early extinguishment of debt, net	—	—	(6,918)	(29,158)
Other (expense) income	(281)	202	(113)	1,780
Income from continuing operations before income taxes	113,699	177,591	370,351	402,600
Provision for income taxes	(41,249)	(90,982)	(135,027)	(225,980)
Income from continuing operations	72,450	86,609	235,324	176,620
Net income (loss) from discontinued operations	—	1,340	(390)	2,186
Net income	$72,450	$87,949	$234,934	$178,806
Net income attributable to noncontrolling interests	(96)	(155)	(1,162)	(6,337)
Net income attributable to common stockholders	$72,354	$87,794	$233,772	$172,469

Basic earnings per share	$0.37	$0.42	$1.17	$0.82
Diluted earnings per share	$0.36	$0.42	$1.14	$0.81

Basic weighted average number of shares	196,248	206,977	200,356	210,741
Diluted weighted average number of shares	199,977	210,467	204,450	214,200

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET

	December 31,
	2015	2014
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$134,599	$177,335
Receivables, net	90,462	109,050
Inventories	27,835	29,697
Other	55,513	80,774
Total current assets	308,409	396,856
Preneed funeral receivables, net and trust investments	1,760,297	1,843,023
Preneed cemetery receivables, net and trust investments	2,318,167	2,306,669
Cemetery property	1,753,015	1,739,216
Property and equipment, net	1,846,722	1,861,403
Goodwill	1,796,340	1,810,853
Deferred charges and other assets	616,511	624,248
Cemetery perpetual care trust investments	1,319,427	1,341,376
Total assets	$11,718,888	$11,923,644
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$422,842	$453,042
Current maturities of long-term debt	95,181	90,931
Income taxes payable	1,373	8,035
Total current liabilities	519,396	552,008
Long-term debt	3,071,738	2,963,794
Deferred preneed funeral revenue	557,897	540,164
Deferred preneed cemetery revenue	1,120,001	1,062,381
Deferred tax liability	470,584	448,824
Other liabilities	496,921	502,553
Deferred preneed receipts held in trust	2,973,386	3,148,884
Care trusts' corpus	1,319,564	1,327,658
Commitments and contingencies
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 200,859,676 and 205,458,331 shares issued, respectively, and 195,772,876 and 204,866,770 shares outstanding, respectively	195,773	204,867
Capital in excess of par value	1,092,106	1,186,304
Accumulated deficit	(109,351)	(81,859)
Accumulated other comprehensive income	6,164	59,414
Total common stockholders' equity	1,184,692	1,368,726
Noncontrolling interests	4,709	8,652
Total equity	1,189,401	1,377,378
Total liabilities and equity	$11,718,888	$11,923,644

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2015	2014	2013
		(In thousands)
Cash flows from operating activities:
Net income	$234,934	$178,806	$152,588
Adjustments to reconcile net income to net cash provided by operating activities:
Income (loss) from discontinued operations, net of tax	390	(2,186)	(406)
Losses (gains) on early extinguishment of debt, net	6,918	29,158	(468)
Premiums paid on early extinguishment of debt	(6,549)	(24,804)	—
Depreciation and amortization	141,456	140,002	122,235
Amortization of intangible assets	31,459	36,640	21,859
Amortization of cemetery property	62,407	60,439	48,344
Amortization of loan costs	9,434	8,825	15,943
Provision for doubtful accounts	6,083	7,376	7,874
Provision for deferred income taxes	18,048	129,671	71,708
(Gains) losses on divestitures and impairment charges, net	(6,522)	(116,613)	6,263
Share-based compensation	13,843	13,127	11,925
Excess tax benefits from share-based awards	(18,123)	(30,123)	—
Change in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease (increase) in receivables	464	(18,644)	11,017
Decrease (increase) in other assets	2,457	(11,013)	(14,815)
Increase (decrease) in payables and other liabilities	20,567	(12,038)	(1,995)
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	24,918	30,357	47,648
Increase (decrease) in deferred preneed funeral revenue	6,199	(23,069)	(9,260)
Decrease in deferred preneed receipts held in trust	(52,946)	(52,869)	(50,990)
Effect of preneed cemetery production and maturities:
Increase in preneed cemetery receivables, net and trust investments	(73,038)	(43,964)	(73,626)
Increase in deferred preneed cemetery revenue	60,960	54,049	30,785
Decrease in deferred preneed cemetery receipts held in trust	(11,173)	(34,664)	(12,761)
Other	—	(108)	(27)
Net cash provided by operating activities from continuing operations	472,186	318,355	383,841
Net cash (used in) provided by operating activities from discontinued operations	—	(1,000)	868
Net cash provided by operating activities	472,186	317,355	384,709
Cash flows from investing activities:
Capital expenditures	(150,986)	(144,499)	(112,939)
Acquisitions, net of cash acquired	(41,258)	(15,336)	(1,057,122)
Proceeds from divestitures and sales of property and equipment	16,772	424,383	13,219
Net withdrawals (deposits) of restricted funds and other	8,066	(12,225)	341
Net cash (used in) provided by investing activities from continuing operations	(167,406)	252,323	(1,156,501)
Net cash provided by (used in) investing activities from discontinued operations	987	4,963	(292)
Net cash (used in) provided by investing activities	(166,419)	257,286	(1,156,793)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	446,250	755,000	1,055,000
Debt issuance costs	(6,025)	(10,500)	(36,064)
Payments of debt	(160,220)	(230,561)	(90,466)
Early extinguishment of debt	(197,377)	(762,764)	(80)
Principal payments on capital leases	(28,601)	(29,380)	(26,280)
Proceeds from exercise of stock options	31,809	32,376	6,309
Excess tax benefits from share-based awards	18,123	30,123	—
Purchase of Company common stock	(345,261)	(242,874)	(1,708)
Payments of dividends	(87,570)	(71,517)	(57,229)

	Years Ended December 31,
	2015	2014	2013
		(In thousands)
Purchase of noncontrolling interest	(2,075)	(15,000)	(23,333)
Bank overdrafts and other	(7,531)	7,130	336
Net cash (used in) provided by financing activities from continued operations	(338,478)	(537,967)	826,485
Net cash used in financing activities from discontinued operations	—	—	(1,370)
Net cash (used in) provided by financing activities	(338,478)	(537,967)	825,115
Net change in cash of discontinued operations	—	1,361	785
Effect of foreign currency	(10,025)	(2,284)	(1,001)
Net (decrease) increase in cash and cash equivalents	(42,736)	35,751	52,815
Cash and cash equivalents at beginning of period	177,335	141,584	88,769
Cash and cash equivalents at end of period	$134,599	$177,335	$141,584